EXHIBIT 4.3

                          Form of Authorization Form


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TO:         AMERICAN STOCK TRANSFER & TRUST COMPANY

       AUTHORIZATION FOR AUTOMATIC DIVIDEND REINVESTMENT FOR SHAREHOLDERS OF VIRGINIA BEACH FEDERAL FINANCIAL CORPORATION

  |_| I hereby authorize Virginia Beach Federal Financial Corporation to pay to American Stock Transfer & Trust Company, as my agent for my account all cash dividends due me on shares of Virginia Beach Federal Financial Corporation for which I am the holder of record, as set forth on the reverse side of this card. I want to reinvest dividends on all shares registered in my name for the purchase of full or fractional shares of Virginia Beach Federal Financial Corporation Common Stock in accordance with the terms of the Virginia Beach Federal Financial Corporation Dividend Reinvestment Plan ("Plan").

  |_| I further authorize the investment of $______ for the purchase of additional shares of Virginia Beach Federal Financial Corporation Common Stock as of the next Investment Date (minimum of $25.00, maximum of $2,000.00 per quarter), in accordance with the Plan. Please make checks payable to: American Stock Transfer & Trust Company. Please do not transmit funds earlier than 30 days before the next dividend payment date.

       I understand that the purchases of Common Stock will be made subject to the terms and conditions of the Plan, and that I may terminate this authorization at any time by notifying American Stock Transfer & Trust Company.

       This   authorization   form,   when   signed,   should  be  mailed  to:
  American Stock Transfer & Trust Company, Attention: Dividend Reinvestment Department, 40 Wall Street, 46th Floor, New York,
  New   York   10005.   An   addressed   envelope   is   provided   for   that
  purpose.

NOTE:  THIS IS NOT A PROXY
               ---                                ------------------------------
                                                           Shareholder

      Please sign exactly as name(s) appears
on this card.  If shares are held jointly, each   ------------------------------
shareholder must sign.                                     Shareholder

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